Exhibit 10.1

AMENDMENT TO PROMISSORY NOTE

This Amendment to Promissory Note (this “Amendment”) is effective as of _______________, 2021 and is by and between Rivulet Media, Inc., a Delaware corporation (“Maker”) and ____________________ (“Holder”). Capitalized terms not otherwise defined herein have the meanings given to them in the Note (as defined below).

WHEREAS, Maker executed a Promissory Note dated __________, 20___, payable to Holder in the original principal amount of $__________ (the “Note”).

WHEREAS, Maker and Holder now wish to amend the Note as set forth herein.

NOW THEREFORE, in consideration of the agreements, promises, covenants, and provisions contained in this Amendment, the parties agree as follows:

1.       Amendment. The Maturity Date is hereby extended, without penalty, to __________, 2021.

2.       No Default. Holder acknowledges that no Event of Default under the Note has occurred.

3.       Note Otherwise Remains In Effect. This Amendment amends the specific terms and conditions of the Note set forth herein. All other provisions of the Note remain and continue in full force and effect.

4.       Modification or Waiver of Amendment. No modification or waiver of this Amendment will be valid unless in a writing signed by all of the parties.

5.       Counterparts. This Amendment may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

6.       No Rule of Strict Construction. The language of this Amendment has been approved by all of the parties and no rule of strict construction will be applied against any party.

7.       Governing Law. This Amendment will be construed in accordance with and any dispute or controversy arising from any breach or asserted breach of this Amendment will be governed by the laws of the State of Arizona.

MAKER:
Rivulet Media, Inc., a Delaware corporation

By:
Michael Witherill, President and CFO

HOLDER:

Name: